Exhibit 99.1
Ryan Beck & Co. Annual Financial Institution Investors Conference November 19, 2003

Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. 1

Who We Are Formed in 2000 Through Merger of Two Thrifts Over $5 Billion in Assets Attractive Market Location Strong Market Share 70+ Locations; 1,000 Employees 2

Who We Are NASDAQ: WYPT NASDAQ Financial-100 Index (r) S&P SmallCap 600 Index 90 Day Average Share Volume ~ 148,000 52 Week High - $22.04 52 Week Low - $16.43 3

Core Markets Served 4

1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Expanded Retail Franchise 5

.. Competitive Position Deposits as of June 30, 2002 for Waypoint's primary Pennsylvania service area which includes Dauphin, Cumberland, York, Lancaster and Lebanon counties. 6 6

Key Performance Indicators * Note: Profitability figures for Year 2000 exclude Merger-related Items 7

Key Performance Indicators Three months ended Nine months ended 8

Strategic Initiative: Diversify Loan Portfolio Loan Portfolio Composition 23% 25% 29% 9 23% 25% 52% 25% 32% 43% 30% 39% 31% 38% 45% 17% (3rd quarter)

2000 2001 2002 9 months Sep. 03 East 1254341 1430005 1622732 1994067 Strategic Initiative: Commercial & Consumer Loan Growth $1,254,341 $1,430,005 $1,622,732 $1,994,067 10

Strategic Initiative: Reduce Investment Portfolio Waypoint Financial Investment Portfolio (in millions) $3,216 $2,667 11

Strategic Initiative: Maintain Asset Quality 12

Dec. 00 Dec. 01 Dec. 01 9 months Sep. 03 Core Deposits 982410 1042546 1000417 1226215 Transaction Accts. 298410 340568 379211 545540 Strategic Initiative: Increase Core Deposits Dollars in 000s $982,410 $298,532 $1,042,546 $340,568 $1,000,417 $379,211 $1,226,215 $545,540 13

2000 2001 2002 9 months Sep. 2003 East 15064 21118 23369 24439 Strategic Initiative: Increase Fee Income Includes Bank Services and Account Fees, Financial Services Fees and Residential Mortgage Banking Fees Dollars in 000s $15,064 $21,118 $23,369 $24,439 14

Strategic Initiative: Grow Retail Network Chief Marketing Officer Product Management Alternative Channels Call Center Internet Banking Strategic Initiative: Enhance Retail Franchise 15

Strategic Initiative: Capital Management Stock Repurchase Program Fifth 5% Buy Back program currently underway Repurchased 21.4% of 40.7 million outstanding shares since September 2001 16

2000 2001 2002 2003 East 0.316 0.324 0.381 0.45 Strategic Initiative: Increase Dividends Adjusted for 5% stock dividend distributed August 15, 2003 Dividends Declared Per Share ..316 ..324 ..450 ..381 17

Waypoint Strengths Attractive Market Experienced, Home Grown Expertise Well Capitalized Strong Market Share Diversified Income Streams Competitive Landscape 18

2004 Strategic Focus Margin Core Deposit Growth Financial Services Market Penetration and Expansion Refined Sales Process 19

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